Exhibit (a)(1)(ii)



                              LETTER OF TRANSMITTAL

                                    Regarding
                  Units of Limited Liability Company Interests
                                       in

                           MAN-GLENWOOD LEXINGTON, LLC

        Tendered Pursuant to the Offer to Purchase and Offer to Exchange
                             Dated January 31, 2005

                   -------------------------------------------

                  THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
               RECEIVED BY THE FUND BY, 5:00 P.M, CENTRAL TIME, ON
                FEBRUARY 28, 2005, UNLESS THE OFFER IS EXTENDED.

                   -------------------------------------------

        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

                           MAN-GLENWOOD LEXINGTON, LLC
                       c/o Forum Shareholder Services, LLC
                                   PO Box 446
                           Portland, Maine 04112-9925

                              Phone: (800) 838-0232
                               Fax: (207) 879-6206

Ladies and Gentlemen:

The undersigned hereby tenders to Man-Glenwood Lexington, LLC, a limited liability company organized under the laws of the State of Delaware (the "Fund"), the units of limited liability company interest (hereinafter the "Unit" or "Units" as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the cash offer and/or Exchange offer, dated January 31, 2005, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offers").

THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFERS, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

CASH OFFER. The undersigned hereby sells to the Fund the Units or portion thereof tendered hereby pursuant to the Cash Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Cash Offer.

The undersigned recognizes that under certain circumstances set forth in the Cash Offer, the Fund may not be required to purchase any of the Units in the Fund or portions thereof tendered hereby.

The initial payment of the purchase price for the Units or portion thereof tendered by the undersigned will be made by check or wire transfer of the funds to the account identified by the undersigned below, as described in Section 7 of the Offer. (Any payment in the form of securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund.)

The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of March 31, 2005, subject to an extension of the Offer as described in Section 8. The contingent payment portion of the repurchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for 2005 that is anticipated to be completed in May 2005.

EXCHANGE OFFER. The undersigned hereby sells to the Fund the Units or portion thereof tendered hereby pursuant to the Exchange Offer in exchange for an amount of whole or fractional units of Man-Glenwood Lexington TEI, LLC ("TEI") equal in value to the Units sold, at a price equal to the net asset value of the respective Units of the Fund and TEI as of the March 31, 2005 (the "Valuation Date"). The undersigned hereby warrants that the undersigned has full authority to tender the Units or portion thereof tendered hereby for such exchange and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Exchange Offer.


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

The undersigned recognizes that under certain circumstances set forth in the Exchange Offer, the Fund may not be required to purchase any of the Units in the Fund or portions thereof tendered hereby.

The undersigned recognizes that (i) the exchange of its Units for those of TEI will be completed approximately one month after the Valuation Date, (ii) that the undersigned will remain a Member of the Fund through the Valuation Date and
(iii) upon completion of the exchange the undersigned will be a member of TEI.

The undersigned recognizes that the amount of Units received by the undersigned pursuant to the Exchange Offer will be based on the unaudited net asset value of the Fund and TEI as of March 31, 2005, subject to an extension of the Offer as described in Section 8, and is subject to adjustment based upon the Fund's and TEI's audit financial statements for 2005 (which is anticipated to be completed in May 2005).

                                      * * *

NOTE: IF YOU INVEST IN THE FUND THROUGH A FINANCIAL INTERMEDIARY, THAT FINANCIAL INTERMEDIARY MAY REQUIRE ALTERNATE PAYMENT AND/OR DELIVERY INSTRUCTIONS, NOTWITHSTANDING YOUR REQUEST BELOW. PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY FOR MORE INFORMATION.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

MAN-GLENWOOD LEXINGTON, LLC
c/o Forum Shareholder Services, LLC
PO Box 446
Portland, Maine 04112-9925

FOR ADDITIONAL INFORMATION:
PHONE: (800) 838-0232
FAX: (207) 879-6206


PART 1 - NAME AND ADDRESS
-------------------------

Name:
     -------------------------------------------
Address:
        -------------------------------------------
        -------------------------------------------
        -------------------------------------------

Social Security No. or Taxpayer Identification No.:
                                                    ---------------------------
Telephone Number: (   )
                   ---   ---------------------

PART 2 - AMOUNT OF UNITS OF LIMITED LIABILITY COMPANY INTERESTS IN THE FUND
---------------------------------------------------------------------------
BEING TENDERED PURSUANT TO THE CASH OFFER:
------------------------------------------

    [ ] Entire amount of units of limited liability company interest.

    [ ] Portion of units of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value equal to $10,000 must be maintained (the "Required Minimum Balance").*

               $
                 ------------
    [ ] Portion of units of limited liability company interest in excess of the Required Minimum Balance.

               Number of Units
                                ------------
       *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3. - PAYMENT OF THE CASH OFFER
-----------------------------------

At the time of your original application to the Fund, you were offered the opportunity to specify the method by which you would prefer to have the proceeds, from any repurchase of units, paid to you.

If you had specified payment via check, or if you made no specific payment method, then payment of these proceeds will be mailed to your address as currently reflected in the Fund's records.

If you had instead provided wire transfer instructions with your original application, then payment will be made according to those instructions as currently reflected in the Fund's records.

If you do not now wish to amend those instructions, please proceed to PART 5.

If you do wish to override those original payment instructions, please indicate below whether you now want to receive payment by:

    [ ] Check (all payments will be mailed to your address as reflected in the Fund's records)

    [ ] Wire transfer (if so, check the box and complete the information below)
         Bank Name:
                   -------------------------------------------
         ABA Routing Number:
                            ----------------------------------
         Credit to:
                   -------------------------------------------
         Account Number:
                        --------------------------------------
         For further credit to:
                               -------------------------------
         Name(s) on the Account:
                                ------------------------------
         -----------------------------------------------------
         Account Number:
                        --------------------------------------

         Fund Account No.
                         -------------------------------------

NOTE: If you are now providing new wire transfer payment instructions, then you will need to provide a Signature Guarantee for your signature below in PART 5. (If you are not altering your original instructions in any way, or if you are now overriding original wire transfer instructions with a request for payment by check, you do not need to provide a signature guarantee below.

NOTE: If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary for more information.

PART 4. - FOR TAX-EXEMPT MEMBERS ONLY: TENDER OF UNITS TO BE EXCHANGED
----------------------------------------------------------------------

    [ ] The undersigned desires to tender all units of limited liability company interest in the Fund not tendered in the Cash Offer in exchange for units of limited liability company interest of Man-Glenwood Lexington TEI, LLC ("TEI") as set forth in the Offer.*

        * By signing this Letter of Transmittal the undersigned acknowledges
(a) eligibility for the Exchange Offer (status as a Tax-Exempt Member of the Fund, as defined in the offer), and (b) having received and read a TEI prospectus in conjunction with the Offer. The undersigned also authorizes the Fund to take steps reasonably necessary to conduct the exchange transaction.


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

PART 5. - SIGNATURE(S)
----------------------

FOR INDIVIDUAL INVESTORS
AND JOINT TENANTS:


----------------------------------       ---------------------------------
Signature                                Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)


----------------------------------       ---------------------------------
Signature                                Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)

FOR ALL OTHER INVESTORS:

Name of Investor:
                   -----------------------------------------------------


----------------------------------       ---------------------------------
Signature                                Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)

----------------------------------       ---------------------------------
Signature                                Print Name and Title of Signatory
if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)


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